     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1999
                                                       REGISTRATION NO. 333-____


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           EXCEL SWITCHING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

      MASSACHUSETTS                                    04-2992806
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                             255 INDEPENDENCE DRIVE
                                HYANNIS, MA 02601
               (Address of Principal Executive Offices) (Zip Code)
                              --------------------

                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                              STOCK OPTION PROGRAM
                                      AND
                          RASCOM, INC. 1996 STOCK PLAN
                            (Full Title of the Plan)
                              --------------------

                                ROBERT P. MADONNA
                       PRESIDENT & CHIEF EXECUTIVE OFFICER
                           EXCEL SWITCHING CORPORATION
                             255 INDEPENDENCE DRIVE
                          HYANNIS, MASSACHUSETTS 02601
                     (Name and Address of Agent For Service)

                                 (508) 862-3000
          (Telephone Number, Including Area Code, of Agent For Service)
                         ------------------------------

                                    Copy to:
       Christopher Stavros, Esq.                     John Hession, Esq.
      EXCEL SWITCHING CORPORATION             TESTA, HURWITZ & THIBEAULT, LLP
        255 Independence Drive              Oliver Street Tower, 125 High Street
     Hyannis, Massachusetts 02601               Boston, Massachusetts 02110
            (508) 862-3000                             (617) 248-7000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                                                                         PROPOSED
                                                                  PROPOSED MAXIMUM       MAXIMUM
                                                  AMOUNT TO BE     OFFERING PRICE       AGGREGATE           AMOUNT OF
     TITLE OF SECURITIES TO BE REGISTERED          REGISTERED         PER SHARE       OFFERING PRICE   REGISTRATION FEE (3)
     ------------------------------------          ----------     ----------------    --------------   --------------------

AMENDED AND RESTATED 1997 STOCK OPTION PLAN
Common Stock (Par Value $.01 Per Share)              2,000,000      $ 29.125  (1)     $  58,250,000       $  16,193.50

STOCK OPTION PROGRAM
Common Stock (Par Value $.01 Per Share)                450,000      $ 0.00165 (2)     $      742.50       $       0.21

RASCOM, INC. 1996 STOCK PLAN
Common Stock (Par Value $.01 Per Share)                  2,790      $    4.05 (2)     $   11,299.50       $       3.14
Common Stock (Par Value $.01 Per Share)                    379      $    4.50 (2)     $    1,705.50       $       0.47
Common Stock (Par Value $.01 Per Share)                    622      $    6.75 (2)     $    4,198.50       $       1.17

TOTAL:                                               2,453,791                                            $  16,198.49

-------------------------------------------


(1) The price of $29.125 per share, which is the average of the high and low prices of the Common Stock of the Registrant reported on the Nasdaq National Market on July 22, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used for those shares without a fixed exercise price.

(2) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(3)    Calculated pursuant to Section 6(b) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1998.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed on May 18, 1999 pursuant to the Exchange Act.

         (c) The Registrant's Current Report on Form 8-K, dated April 15, 1999 and filed on April 23, 1999 pursuant to the Exchange Act.

         (d) The Registrant's Current Report on Form 8-K, dated May 10, 1999 and filed on May 25, 1999 pursuant to the Exchange Act.

         (e) The section entitled "Description of Registrant's Securities to be Registered," contained in the Registrant's Registration Statement on Form 8-A, filed on October 23, 1997 pursuant to
                  Section 12 of the Exchange Act.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is required by its Restated By-laws and its Restated Articles of Organization generally to indemnify any director, officer or employee against all expenses and liabilities reasonably incurred by or imposed upon such person in connection with any legal action in which such person is involved by reason of such person's position with the Registrant unless such person shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that such person's action was in the best interests of the Registrant. The Registrant may pay expenses incurred by any such person in defending a civil or criminal action or proceeding in advance of the final disposition of such action upon the Registrant's receipt of the undertaking of such person to repay such amount if such person shall be adjudicated not to be entitled to indemnification.

         The Registrant's Restated Articles of Organization include a provision limiting the personal liability of a director of the Registrant to its stockholders for monetary damages for breaches of their fiduciary duty except
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or
(iv) for any transaction from which the director derived an improper benefit.

         The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.       DESCRIPTION OF EXHIBIT

4.1               Restated Articles of Organization of the Registrant (filed as
                  Exhibit 3.1 to the Registrant's Registration Statement on Form
                  S-1 (Registration No. 333-35791) and incorporated herein by reference).

4.2               Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the
                  Registrant's Annual Report filed on Form 10-K on
                  March 31, 1999 and incorporated herein by reference).

4.3               Amended and Restated 1997 Stock Option Plan (filed as Exhibit
                  10.1 to the Registrant's Annual Report filed on Form 10-K on
                  March 31, 1999 and as approved by the stockholders of the Registrant on May 14, 1999 and incorporated herein by reference).

4.4               Form of Non-Qualified Stock Option Agreement under the
                  Registrant's Amended and Restated 1997 Stock Option Plan
                  (filed herewith).

4.5               Rascom, Inc. 1996 Stock Plan (filed as Exhibit 4.3 to the
                  Registrant's Registration Statement on Form S-8 filed with the Commission on May 24, 1999 and incorporated herein by reference).

5.1               Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)

23.1              Consent of Arthur Andersen LLP (filed herewith)

23.2              Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

24.1              Power of Attorney (included as part of the signature page to this
                  Registration Statement)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
                  (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hyannis, Commonwealth of Massachusetts, on this 23rd day of July, 1999.

                                EXCEL SWITCHING CORPORATION

                                By:  /s/ Robert P. Madonna
                                     --------------------------------------
                                     Robert P. Madonna
                                     President, Chief Executive Officer
                                     and Chairman of the Board of Directors

                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of Excel Switching Corporation, hereby severally constitute and appoint Christopher Stavros and Stephen S. Galliker and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Excel Switching Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                               TITLE(S)                                       DATE

/s/ Robert P. Madonna                         President, Chief Executive Officer             July 23, 1999
------------------------------------          and Chairman of the Board of Directors
Robert P. Madonna                             (Principal Executive Officer)


/s/ Stephen S. Galliker                       Vice President, Finance and                    July 23, 1999
------------------------------------          Administration and Chief Financial Officer
Stephen S. Galliker                           (Principal Financial and Accounting Officer)


/s/ Christopher Stavros                       Director, Vice President, General              July 23, 1999
------------------------------------          Counsel and Clerk
Christopher Stavros

/s/ Edward L. Breslow                         Director                                       July 23, 1999
------------------------------------
Edward L. Breslow

/s/ John Loughlin                             Director                                       July 23, 1999
------------------------------------
John Loughlin

                                  EXHIBIT INDEX



EXHIBIT NO.       DESCRIPTION

4.1               Restated Articles of Incorporation of the Registrant (filed as
                  Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-35791) and incorporated herein by reference).

4.2 Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Annual Report filed on Form 10-K on
                  March 31, 1999 and incorporated herein by reference).

4.3               Amended and Restated 1997 Stock Option Plan (filed as Exhibit
                  10.1 to the Registration's Annual Report filed on Form 10-K on March 31, 1999 and as approved by the stockholders of the Registrant on May 14, 1999 and incorporated herein by reference).

4.4 Form of Non-Qualified Stock Option Agreement under the Registrant's Amended and Restated 1997 Stock Option Plan (filed herewith).

4.5 Rascom, Inc. 1996 Stock Plan (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 filed with the Commission on May 24, 1999 and incorporated herein by reference)

5.1               Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith)

23.1              Consent of Arthur Andersen LLP (filed herewith)

23.2              Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5.1)

24.1 Power of Attorney (included as part of the signature page to this Registration Statement)